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                                                                  EXHIBIT 23-A



                       CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in Ford Motor Credit Company's Registration Statement on Form S-3 of our report dated January 20, 1999 relating to the consolidated financial statements and financial statement schedules of Ford Motor Credit Company and Subsidiaries at December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, which appears in the Ford Motor Credit Company Annual Report on Form 10-K for the year ended December 31, 1998 and Ford Motor Credit Company's Current Report on Form 8-K dated February 2, 1999. We also consent to the incorporation by reference of our report dated January 24, 2000 relating to the consolidated financial statements and financial statement schedules of Ford Motor Credit Company and Subsidiaries at December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, which appears in Ford Motor Credit Company's Current Report on Form 8-K dated January 28, 2000. We also consent to the reference to us under the caption "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP



February 10, 2000